Exhibit 10.25

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT BETWEEN

QUAD CITY BANK AND TRUST COMPANY

AND JOHN H. ANDERSON

This Amendment (the “Amendment”) is made this 18th day of December, 2012 (the “Effective Date”) by and between Quad City Bank and Trust Company (the “Bank”) and John H. Anderson (the “Employee”).

WHEREAS, the Bank and the Employee have entered into that certain amended and restated Employment Agreement dated October 30, 2009 (the “Agreement”);

WHEREAS, pursuant to Section 12(d) of the Agreement, the Agreement may be amended in writing with the signature of each party; and

WHEREAS, the parties now desire to amend the Agreement on the terms hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is agreed and acknowledged by the parties hereto, effective as of the Effective Date, the Agreement be and is hereby amended in the following particulars:

1.	The existing first sentence of Section 4(c)(vi) of the Agreement shall be deleted and replaced with the following new sentence:

“Term life insurance of two (2) times Base Salary and Average Annual Bonus as of the date of this Agreement; which insurance may be provided through a group term carve-out plan at the Bank’s election.”

2.           The existing first sentence of Section 10(c) of the Agreement shall be deleted and replaced with the following new sentence:

“If a Change in Control (as defined below) occurs and the Employee is terminated within one (1) year following the Change in Control or the Employee elects within six (6) months following the Change in Control to terminate his employment, a severance payment will be made within fifteen (15) days of termination equal to two (2) years Base Salary and Average Annual Bonus.”

3.           The existing definition of “Change in Duties” set forth in Section 10(c) of the Agreement shall be deleted and not replaced.

4.           The existing definition of “Change in Control” set forth in Section 10(c) of the Agreement shall be modified by replacing the existing clause (i) with the following new clause (i):

“(i) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the ‘1934 Act’)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of QCR Holdings, Inc. (the ‘Company’); or”

5.           The existing Section 10(iv) of the Agreement shall be redesignated as “Section 10(d).”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above set forth.

QUAD CITY BANK AND TRUST COMPANY

By:	/s/ Douglas M. Hultquist	/s/ John H Anderson
	Douglas M. Hultquist	John H. Anderson
QCR Holdings, Inc. CEO